Exhibit 24

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned (the “Filer”) hereby makes, constitutes and appoints each of Aliza Rana, Michael Ho, Asher Genoot and Matt Prusak as the Filer’s true and lawful attorney-in-fact with full power and authority as hereinafter described, in respect of any current or future direct or indirect beneficial ownership of securities of American Bitcoin Corp., to:

1. Prepare, execute in the Filer’s name and on the Filer’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Filer to make electronic filings with the SEC of forms required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC;

2. Execute for and on behalf of the Filer Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

3. Do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (including amendments thereto) and timely file such form(s) with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Filer hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes the Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The Filer acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, are not assuming any of the Filer’s responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the Filer is no longer required to file Forms 3, 4, and 5 (including amendments thereto) with respect to the Filer’s holdings of and transactions in securities issued by American Bitcoin Corp., unless earlier revoked by the Filer in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of September, 2025.

By:	/s/ Asher Genoot
Name: Asher Genoot

[Signature Page to Limited Power of Attorney]